UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2024
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Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Folsom Street	Suite 100
San Francisco,	CA	94107
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Long-Term Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On August 28, 2024, Tim Wan tendered to the Board of Directors (the “Board”) of Asana, Inc. (the “Company”) his resignation as Chief Financial Officer of the Company, effective as of September 10, 2024. Mr. Wan remains an employee of the Company and will assist with the transition of his duties for a period of time. There were no disagreements between Mr. Wan and the Company, and his departure is not related to the operations, policies, or practices of the Company or any issues regarding accounting policies or practices.

Appointment of Chief Financial Officer

On August 28, 2024, the Board appointed Ms. Sonalee Parekh as Chief Financial Officer and Head of Finance of the Company, effective as of September 11, 2024, and Ms. Parekh entered into an employment offer letter with the Company (the “Parekh Offer Letter”) on August 27, 2024.

Ms. Parekh, age 51, most recently served as Chief Financial Officer of RingCentral, Inc., a cloud-based collaboration and communication SaaS company, from May 2022 through August 2024, where she was responsible for accounting, FP&A, treasury, tax, internal audit and investor relations. Previously, Ms. Parekh served as Divisional CFO and Senior Vice President of Corporate Development and Investor Relations at Hewlett Packard Enterprise (“HPE”), a Fortune 500 public technology company, from September 2019 to April 2022, where she oversaw critical growth initiatives, including global M&A and integration, corporate strategy, strategic investments, and managed all buyside and sellside communication. Prior to HPE, Ms. Parekh held senior leadership roles at several global investment banks, including Goldman Sachs, Jeffries and Barclays Capital. Ms. Parekh currently serves as a director and chair of the audit committee for Indie Semiconductor. Ms. Parekh holds a Bachelor of Commerce degree from McGill University and is a Chartered Accountant.

Pursuant to the Parekh Offer Letter, Ms. Parekh will receive an annual base salary of $750,000 and an equity grant of $15,000,000 restricted stock units (the “RSUs”). The RSUs will be subject to the terms of the Company’s 2020 Equity Incentive Plan. Subject to Ms. Parekh’s continuous service with the Company, the RSUs will vest as follows: (i) 35% of the RSUs will vest on the on the first anniversary of the vesting commencement date determined by the Board or Compensation Committee of the Board (the “VCD”), (ii) 30% of the total RSUs will vest quarterly between the first and second anniversary of the VCD; (iii) 20% of the total RSUs will vest quarterly between the second and third anniversary of the VCD; and (iv) the remaining 15% of the total RSUs will vest quarterly between the third and fourth anniversary of the VCD.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Parekh Offer Letter, and is subject to and qualified in its entirety by reference to the complete text of the Parekh Offer Letter, a copy of which is filed as Exhibit 10.1 hereto.

There are no arrangements or understandings between Ms. Parekh and any other persons pursuant to which she was appointed as an executive officer of the Company. There are no family relationships between Ms. Parekh and any other director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

The press release announcing Ms. Parekh’s appointment is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between Sonalee Elizabeth Parekh and the Registrant, dated August 27, 2024.
99.1	Press Release, dated September 3, 2024, entitled “Asana Names Sonalee Parekh as Chief Financial Officer.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: September 3, 2024	By:	/s/ Eleanor Lacey
Eleanor Lacey
General Counsel and Corporate Secretary